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                                                                  EXHIBIT 4-H
                                                                  -----------


                         FORM OF SUPPLEMENTAL INDENTURE
                  to be used in connection with the issuance of
              SUBORDINATED DEBT SECURITIES AND PREFERRED SECURITIES


  FIRST SUPPLEMENTAL INDENTURE, dated as of _________, 1995 (the "First Supplemental Indenture"), between Pacific Telesis Group, a Nevada corporation (the "Company"), and The First National Bank of Chicago, as trustee (the "Trustee") under the Indenture dated as of ________, 1995 between the Company and the Trustee (the "Indenture").

  WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

  WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities (as defined in the Indenture) to be known as its ___% Subordinated Deferrable Interest Debentures due 2025 (the "Subordinated Debentures"), the form and substance of such Subordinated Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

  WHEREAS, Pacific Telesis Financing I, a Delaware statutory business trust (the "Trust"), has offered to the public $_________ aggregate liquidation amount of its ___% Trust Originated Preferred Securities (the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering in $_________ aggregate principal amount of the Subordinated Debentures; and

  WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms and to make the Subordinated Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects:

  NOW THEREFORE, in consideration of the purchase and acceptance of the Subordinated Debentures by the Holders (as defined in the Indenture) thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Subordinated Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                   ARTICLE ONE
                                   DEFINITIONS

  SECTION 1.1.  Definition of Terms.

  Unless the context otherwise requires:

       (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

       (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

       (c)  the singular includes the plural and vice versa;

       (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

       (e) headings are for convenience of reference only and do not affect interpretation;

       (f)  the  following  terms  have the  meanings  given  to  them in  the
            Declaration  (as  defined  hereafter):   (i)  Business  Day;  (ii)











            Delaware Trustee; (iii) Redemption Tax Opinion; (iv) Distribution;
            (v) Dissolution Tax Opinion; (vi) No Recognition Opinion; (vii) Property Trustee; (viii) Regular Trustees; (ix) Special Event; and
            (x) Tax Event; and

       (g)  the  following terms  have  the meanings  given  to them  in  this
            Section 1.1(g):

  "Declaration" means the Amended and Restated Declaration of Trust of Pacific Telesis Financing I dated as of ____________________ 1995.

  "Depository" means DTC (as defined hereinafter) or its successor hereunder.

  "Dissolution Event" means that as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Declaration, and the Subordinated Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities (as defined in the Indenture) issued by the Trust pro rata in accordance with the Declaration.

  "DTC" means The Depository Trust Company, the initial depository hereunder.

  "Extended Maturity Date" means, if the Company elects to extend the Maturity Date (as defined hereinafter) in accordance with Section 2.2(b), the date selected by the Company which is after the Scheduled Maturity Date (as defined hereinafter) but before _________, 2044.

  "Maturity Date" means the date on which the Subordinated Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest (as defined in Section 4.1 hereof), if any.

  "Scheduled Maturity Date" means ______________, 2025.


  "Senior Indebtedness" means with respect to the Company, all indebtedness of such obligor, whether now existing or hereafter created, but excluding trade accounts payable arising in the ordinary course of business. Without limiting the generality of the foregoing, Senior Indebtedness" shall include (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor; (ii) all capital lease obligations of such obligor;
  (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such obligor for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses
  (i) through (iv) of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, including, without limitation, under all support agreements or guarantees by the Company of debentures, notes and other securities issued by its subsidiaries PacTel Capital Resources and PacTel Capital Funding; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor); except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debentures, and (2) any indebtedness between or among such obligor and its Affiliates (as defined in the Indenture), including all other debt securities and guarantees in respect of those debt securities, issued to (a) any other Pacific Telesis Trust (as defined in the Indenture) or a trustee of such trust or (b) any other trust, or a trustee of such trust, or any partnership or other entity affiliated with the Company that is a financing vehicle of the Company ("Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities that rank pari passu with, or junior to, the Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.


                                   ARTICLE TWO
           GENERAL TERMS AND CONDITIONS OF THE SUBORDINATED DEBENTURES

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  SECTION 2.1.  Designation and Principal Amount.

  There is hereby authorized a series of Securities designated the "_____% Subordinated Deferrable Interest Debentures due 2025", limited in aggregate principal amount to $_____ million, which amount shall be as set forth in any written Company Order (as defined in the Indenture) for the authentication and delivery of Subordinated Debentures pursuant to Section 303 of the Indenture.

  SECTION 2.2.  Maturity.

       (a)  The Maturity Date will be either:

             (i)   the Scheduled Maturity Date; or

             (ii)  if the Company  elects to extend  the Maturity Date  beyond the Scheduled Maturity Date in accordance with Section 2.2(b), the Extended Maturity Date;

       (b) the Company may at any time before the day which is 90 days before the Scheduled Maturity Date, elect to extend the Maturity Date only once to the Extended Maturity Date, provided that the following conditions in this Section 2.2(b) are satisfied both at the date the Company gives notice in accordance with Section 2.2(c) of its election to extend the Maturity Date and at the Scheduled Maturity Date:

            (i)    the Company is not in bankruptcy or otherwise insolvent;

            (ii)   the Company is  not in default on any Securities  issued to
  any              Pacific  Telesis  Trust  or  any  trustee of  such  Pacific
  Telesis          Trust in  connection with the issuance  of Trust Securities
  by               such Pacific Telesis Trust;

            (iii)  the Company  has made  timely payments on  the Subordinated
                   Debentures  for  the  immediately  preceding  six  quarters
  without          deferrals;

            (iv) the Trust is not in arrears on payments of Distributions on the Trust Securities issued by it; and

            (v)    the Subordinated  Debentures are rated investment  grade or the equivalent by any one of Standard & Poor's Corporation, Moody's Investors Service, Inc., Fitch Investor Services,
  Duff & Phelps Credit Rating Company or any other nationally recognized statistical rating organization; and

       (c) if the Company elects to extend the Maturity Date in accordance with Section 2.2(b), the Company shall give notice to Holders of the Subordinated Debentures, the Property Trustee, the Trust and the Trustee of the extension of the Maturity Date and the Extended Maturity Date at least 90 days before the Scheduled Maturity Date.

  SECTION 2.3.  Form and Payment.

  Except  as provided  in Section  2.4, the  Subordinated Debentures  shall be issued as Registered Securities (as defined in the Indenture) in fully registered certificated form without interest coupons. Principal and interest on the Subordinated Debentures issued in certificated form will be payable, the transfer of such Subordinated Debentures will be registrable and such Subordinated Debentures will be exchangeable for Subordinated Debentures bearing identical terms and provisions at the Corporate Trust Office (as defined in the Indenture) of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register (as defined in the Indenture). Notwithstanding the foregoing, so long as the Holder of any Subordinated Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest, if any) on such Subordinated Debentures held by the Property Trustee will be made by wire transfer in immediately available funds at such place and to such account as may be designated by the Property Trustee. Payment of principal of the Subordinated Debentures will only be made upon surrender of the Subordinated Debentures to the Trustee.

  SECTION 2.4.  Global Subordinated Debenture.


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       (a)  In connection with a Dissolution Event;
            (i) the Subordinated Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Subordinated Debenture in an aggregate principal amount equal to all Outstanding (as defined in the Indenture) Subordinated Debentures (a "Global Subordinated Debenture"), to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Subordinated Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Subordinated Debentures issued as a Global Subordinated Debenture will be made to the Depository; and

            (ii) if  any  Preferred  Securities  are held  in  non  book-entry certificated form, the Subordinated Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security which represents Preferred Securities other than Preferred Securities held by the Depository or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Subordinated Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Securities are presented to the Security Registrar for transfer or reissuance at which time such Preferred Securities will be canceled and a Subordinated Debenture registered in the name of the holder of the Preferred Security or the transferee of the holder of such Preferred Security, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security canceled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Subordinated Debentures, Subordinated Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

       (b) Unless and until it is exchanged for Subordinated Debentures in registered certificated form, a Global Subordinated Debenture may be transferred, in whole but not in part only to another nominee of the Depository or to the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

       (c) If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository. If a successor Depository for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article Two of the Indenture, the Trustee will authenticate and deliver the Subordinated Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Subordinated Debenture in exchange for such Global Subordinated Debenture. In addition, the Company may at any time determine that the Subordinated Debentures shall no longer be represented by a Global Subordinated Debenture. In such event the Company will execute and upon receipt of a Company Request (as defined in the Indenture) evidencing such determination by the Company, the Trustee will authenticate and deliver the Subordinated Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Subordinated Debenture in exchange for such Global Subordinated

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            Debenture.  Upon the exchange of the Global Subordinated Debenture for  such Subordinated  Debentures in  definitive  registered form
            without  coupons,   in   authorized  denominations,   the   Global
            Subordinated  Debenture shall  be canceled by  the Trustee.   Such
            Subordinated Debentures in definitive registered form issued in exchange for the Global Subordinated Debenture shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect
            participants  or  otherwise,  shall  instruct the  Trustee.    The
            Trustee  shall deliver  such registered  certificated Subordinated
            Debentures  in   definitive  form  in  exchange   for  the  Global
            Subordinated Debenture to the Depository for delivery to the Persons (as defined in the Indenture) in whose names such Subordinated Debentures are so registered.

       (d) The Company and the Trustee shall have no responsibility, obligation or liability with respect to: (x) the maintenance, review or accuracy of the records of the Depository or of any of its participating organizations with respect to any ownership interest in or payments with respect to such Global Subordinated Debentures, (y) any communication with or delivery of any notice (including notices of redemption) with respect to the Subordinated Debentures represented by any Global Subordinated Debenture to any Person having any ownership interest in such Global Subordinated Debenture or to any of the Depository's participating organizations or (z) any payment made on account of any beneficial ownership interest in such Global Subordinated Debenture.

  SECTION 2.5.  Interest.

       (a) Each Subordinated Debenture will bear interest at the rate of ___% per annum (the "Coupon Rate") from the original date of issuance or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article Four) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on __________, 1995, to the Person in whose name such Subordinated Debenture or any predecessor Subordinated Debenture is registered, at the close of business on the regular record date for such interest installment, which, with respect to any Subordinated Debentures of which the Property Trustee is the Holder or with respect to a Global Subordinated Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or if pursuant to the Indenture and this First Supplemental Indenture the Subordinated Debentures are not represented by a Global
            Subordinated Debenture, the Company may select a regular record date for such interest installment which shall conform to the rules of any securities exchange on which the Subordinated Debentures are listed, and which shall be at least one Business Day but less than 60 Business Days before an Interest Payment Date.

       (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.




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
                                  ARTICLE THREE
                    REDEMPTION OF THE SUBORDINATED DEBENTURES

  SECTION 3.1.  Tax Event Redemption.

  If a Tax Event has occurred and is continuing and

       (a)  the Company has received a Redemption Tax Opinion or

       (b) after receiving a Dissolution Tax Opinion, the Regular Trustees shall have been informed by tax counsel rendering the Dissolution Tax Opinion that a No Recognition Opinion cannot be delivered to the Trust, then, notwithstanding Section 3.2 but subject to
            Section 3.3(b), the Company shall have the right, upon not less than 30 days' nor more than 60 days' notice to the Holders of the Subordinated Debentures, to redeem the Subordinated Debentures, in whole or in part, for cash within 90 days following the occurrence of such Tax Event (the "90 Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Special Redemption Price"), provided that, if at the time there is available to the Company the opportunity to eliminate, within the 90 Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure that has no adverse effect on the Company, the Trust or the holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption; and provided further, that the Company shall have no right to redeem the Subordinated Debentures while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration. The Special Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines and specifies in the notice of redemption, provided the Company shall deposit with the Trustee an amount sufficient to pay the Special Redemption Price by 11:00 a.m. on the date such Special Redemption Price is to be paid.

  SECTION 3.2.  Optional Redemption by Company.

  Subject to the provisions of Section 3.2(b) and to the provisions of Article Eleven of the Indenture, except as otherwise may be specified in this First Supplemental Indenture, the Company shall have the right to redeem the
  Subordinated Debentures, in whole or in part, at any time and from time to time, on or after ____________, 2000, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice to the Holder of the Subordinated Debentures, at the Optional Redemption Price.

  SECTION 3.3  Partial Redemption

       (a) If a partial redemption of the Subordinated Debentures would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Subordinated Debentures in whole.

       (b) The Company may not redeem fewer than all of the Subordinated Debentures unless all accrued and unpaid interest on the Subordinated Debentures has been paid as of the Interest Payment Date next preceding the Redemption Date.


                                  ARTICLE FOUR
                      EXTENSION OF INTEREST PAYMENT PERIOD

  SECTION 4.1.  Extension of Interest Payment Period.

  The  Company  shall have  the right,  at  any time  during the  term  of the

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  Subordinated Debentures, from time to time  to defer payments of interest by extending the interest payment period of such Subordinated Debentures for up to 20 consecutive quarters (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date of the Subordinated Debentures. At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Subordinated Debentures (together with interest thereon to the extent permitted by applicable law, at the Coupon Rate, compounded quarterly ("Compounded Interest")) to the Holders of the Subordinated Debentures as of the record date relating to the Interest Payment Date that corresponds to the end of such Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Maturity Date of the Subordinated Debentures. Upon the termination of any Extended Interest Payment Period and upon the payment of all deferred interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.


  SECTION 4.2.  Notice of Extension.

       (a) If the Property Trustee is the only registered Holder of the Subordinated Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (a) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (b) the date the Trust is required to give notice of the record date or the date such Distributions are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

       (b) If the Property Trustee is not the only Holder of the Subordinated Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Subordinated Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Subordinated Debentures.

       (c)  The  quarter in which any  notice is given  pursuant to paragraphs
            (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

                                  ARTICLE FIVE
                                    EXPENSES

  SECTION 5.1.  Payment of Expenses.

  In connection with the offering, sale and issuance of the Subordinated Debentures to the Property Trustee in connection with the sale of the Trust Securities by the Trust and during the existence of the Trust, the Company shall:

       (a) pay for all costs and expenses relating to the offering, sale and issuance of the Subordinated Debentures, including commissions to the underwriters payable pursuant to the underwriting agreement and the pricing agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 606 of the Indenture;

       (b) pay for all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities

            (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets;

       (c) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

       (d) pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on the Trust or its assets and all liabilities, costs and expenses of the Trust with respect to such taxes, duties, assessments or governmental charges.


                                   ARTICLE SIX
                                  SUBORDINATION

  SECTION 6.1.  Agreement to Subordinate.

  The Company covenants and agrees, and each Holder of Subordinated Debentures issued hereunder by such Holder's acceptance thereof likewise covenants and agrees, that all Subordinated Debentures shall be issued subject to the provisions of this Article Six; and each Holder of a Subordinated Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

  The payment by the Company of the principal of and interest on all Subordinated Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter incurred.

  No provision of this Article Six shall prevent the occurrence of any default or Event of Default (as defined in the Indenture) hereunder.


  SECTION 6.2.  Default on Senior Indebtedness.

  In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, or in the event that the maturity of any Senior Indebtedness of the Company has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption payments) of or interest on the Subordinated Debentures.

  In  the event  that,  notwithstanding the  foregoing  or the  provisions  of
  Section 6.3, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing or by Section 6.3, shall be received by the Trustee before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness of the Company remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

  SECTION 6.3.  Liquidation; Dissolution; Bankruptcy.

  Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal or interest on the Subordinated Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Subordinated Debentures or the Trustee would be entitled to receive from the Company, except for the provisions of this Article Six, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Subordinated Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of Subordinated Debentures or to the Trustee.

  For purposes of this Article Six, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Six with respect to the Subordinated Debentures to the payment of all Senior Indebtedness of the Company that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Eight of the Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 6.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight of the Indenture. Nothing in Section 6.2 or in this Section 6.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606 of the Indenture.

  SECTION 6.4. Prior Payment to Senior Indebtedness Upon Acceleration of Subordinated Debentures.

  In the event that the Subordinated Debentures are declared due and payable before the Maturity Date, then and in such event the holders of the Senior Indebtedness outstanding at the time such Subordinated Debentures so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, before the Holders of the Subordinated Debentures are entitled to receive any principal of or interest on the Subordinated Debentures (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Subordinated Debentures).

  In the event that, notwithstanding the foregoing, the Company shall make any payment of principal or interest on the Subordinated Debentures to the Trustee or any Holder prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

  SECTION 6.5.  Subrogation.

  Subject to the payment in full of all amounts due or to become due on or in respect of Senior Indebtedness of the Company, the rights of the Holders of the Subordinated Debentures shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Subordinated Debentures are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until the principal of and interest on the Subordinated Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders of the Subordinated Debentures or the Trustee would be entitled except for the provisions of this Article Six, and no payment over pursuant to the provisions of this Article Six to or for the benefit of the holders of such Senior Indebtedness by Holders of the Subordinated Debentures or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the Holders of the Subordinated Debentures, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article Six are and are intended solely for the purposes of defining the relative rights of the Holders of the Subordinated Debentures, on the one hand, and the holders of such Senior Indebtedness on the other hand.


  Nothing contained in this Article Six or elsewhere in this Indenture or in the Subordinated Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the Holders of the Subordinated Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Subordinated Debentures the principal of and interest on the Subordinated Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Subordinated Debentures and creditors of the Company, other than the holders of Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Trustee or the Holder of any Subordinated Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article Six of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

  Upon any payment or distribution of assets of the Company referred to in this Article Six, the Trustee, subject to the provisions of Section 602 of the Indenture, and the Holders of the Subordinated Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Subordinated Debentures, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Six.

  SECTION 6.6.  Trustee to Effectuate Subordination.

  Each Holder of Subordinated Debentures by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Six and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

  SECTION 6.7.  Notice by the Company.


  The Company shall give prompt written notice to a Responsible Officer (as defined in the Indenture) of the Trustee of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Trustee in respect of the Subordinated Debentures pursuant to the provisions of this Article Six. Notwithstanding the provisions of this Article Six or any other provision of the Indenture and this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Trustee in respect of the Subordinated Debentures pursuant to the provisions of this Article Six, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of
  Section 602 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section 6.7 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Subordinated Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

  The Trustee, subject to the provisions of Section 602 of the Indenture, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article Six, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Six, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

  SECTION 6.8.  Rights of the Trustee; Holders of Senior Indebtedness.

  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Six in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

  With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Six, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 602 of the Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders of Subordinated Debentures, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article Six or otherwise.

  SECTION 6.9.  Subordination May Not Be Impaired.

  No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Subordinated Debentures, without incurring responsibility to the Holders of the Subordinated Debentures and without impairing or releasing the subordination provided in this Article Six or the obligations hereunder of the Holders of the Subordinated Debentures to the holders of such Senior Indebtedness, do any one or more the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                                  ARTICLE SEVEN
                          COVENANT TO LIST ON EXCHANGE
  SECTION 7.1.  Listing on an Exchange.

  If the Subordinated Debentures are to be issued as a Global Subordinated Debenture in connection with the distribution of the Subordinated Debentures to the holders of the Preferred Securities issued by the Trust upon a Dissolution Event, the Company will use its best efforts to list such Subordinated Debentures on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.


                                  ARTICLE EIGHT
                         FORM OF SUBORDINATED DEBENTURE

  SECTION 8.1.  Form of Subordinated Debenture.

  The Subordinated Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                     (FORM OF FACE OF SUBORDINATED DEBENTURE)

  {IF THE SUBORDINATED DEBENTURE IS TO BE A GLOBAL SUBORDINATED DEBENTURE, INSERT - This Subordinated Debenture is a Global Subordinated Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Subordinated Debenture is exchangeable for Subordinated Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Subordinated Debenture (other than a transfer of this Subordinated Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

  Unless this Subordinated Debenture is presented by an authorized representative of The Depository Trust Company, a New York corporation ( DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any Subordinated Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.}


  No. __________________
  $_____________

  CUSIP No._____________


                              ____________________

          ____% SUBORDINATED DEFERRABLE INTEREST SUBORDINATED DEBENTURE
                                    DUE 2025


  Pacific Telesis Group, a Nevada corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
  to),  for  value received,  hereby promises  to  pay to  _______________, or registered assigns, the principal sum of _____________ Dollars on ____________, 2025, (or on such later date before ______, 2044, if the
  Company elects to extend the Maturity Date as further described herein), and to pay interest on said principal sum from ____________, 1995, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year commencing _____________, 1995, at the rate of _____% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest

  Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Subordinated Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Subordinated Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. {IF PURSUANT TO THE
  PROVISIONS OF THE INDENTURE THE SUBORDINATED DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL SUBORDINATED DEBENTURE -- which shall be the close of business on the ____ Business Day next preceding such Interest Payment Date.} Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Subordinated Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Subordinated Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of and the interest on this Subordinated Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Subordinated Debenture is the Property Trustee, the payment of the principal of and interest on this Subordinated Debenture will be made by wire transfer in immediately available funds at such place and to such account as may be designated by the Property Trustee. Payment of principal of the Subordinated Debentures will only be made upon surrender of the Subordinated Debentures to the Trustee.

  The indebtedness evidenced by this Subordinated Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Subordinated Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Subordinated Debenture, by accepting the same,
  (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

  This Subordinated Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

  The provisions of this Subordinated Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

  IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


  Dated___________________

                              PACIFIC TELESIS GROUP

                            By______________________

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                                 {            }
  Attest:


  By_____________________
     Secretary


                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

  This is one of the Subordinated Debentures of the series of Subordinated Debentures described in the within-mentioned Indenture.


                                               The  First   National  Bank  of
  Chicago The First National Bank of Chicago   as Trustee
  as Trustee

                                               By:_______________________
                                        or       as Authenticating Agent


  By:_______________________________           By:________________________
     Authorized Officer                           Authorized Officer



                   (FORM OF REVERSE OF SUBORDINATED DEBENTURE)

  This Subordinated Debenture is one of a duly authorized series of Subordinated Debentures of the Company (herein sometimes referred to as the
   Subordinated Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of ______________, 1995, duly executed and delivered between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of ____________, 1995, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Subordinated Debentures, and to all of which provisions the Holder of this Subordinated Debenture, by acceptance hereof, assents and agrees. By the terms of the Indenture, the Subordinated Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Subordinated Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

  Except as provided in the next paragraph, the Subordinated Debentures may not be redeemed by the Company prior to __________, 2000. The Company shall have the right to redeem this Subordinated Debenture at the option of the Company, without premium or penalty, in whole or in part at any time and from time to time on or after __________, 2000 (an Optional Redemption"), at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest, including any Compounded Interest, if any, to the date of such redemption (the Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price.

  If, at any time, a Tax Event (as defined below) shall occur or be continuing and (i) the Company shall have received an opinion (a Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Subordinated Debentures for United States federal income tax purposes even if the Subordinated Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holders' interest in the Trust as set forth in the Declaration of Trust or
  (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered to the Trust, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Subordinated Debentures in whole or in part

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  for  cash at  the Optional  Redemption Price  within 90  days following  the occurrence of such Tax Event; provided, however, that, if at that time there is available to the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action ( Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, the Company or the holders of the Trust Securities, the Company or the Trust will pursue such measure in lieu of redemption and provided further that the Company shall have no right to redeem the Subordinated Debentures while the Trust is pursuing any such Ministerial Action.

  "Tax Event" means that the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority, which amendment, change interpretation or pronouncement is enacted, promulgated, issued or announced or which action is taken, in each case on or after the date of the Prospectus Supplement, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Subordinated Debentures, (ii) the Trust would be subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable to the Trust on the Subordinated Debentures would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

  "No Recognition Opinion" means an opinion of a nationally recognized independent tax counsel experienced in such matters, which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of a dissolution of the Trust and distribution of the Subordinated Debentures as provided in the Declaration of Trust.

  If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption or as a result of a Tax Event as described above, the Debentures will be redeemed pro rata or by lot or in some other equitable manner determined by the Trustee. Notwithstanding the foregoing, if a partial redemption of the Subordinated Debentures would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and will only redeem the Subordinated Debentures in whole.

  In the event of redemption of this Subordinated Debenture in part only, a new Subordinated Debenture or Subordinated Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

  In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Subordinated Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and limitations provided in the Indenture.

  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Subordinated Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Subordinated Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Subordinated Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Subordinated Debenture so affected, or
  (ii) reduce the aforesaid percentage of Subordinated Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Subordinated Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the

                                       16











  Holders of a majority in aggregate principal amount of the Subordinated Debentures of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Subordinated Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Subordinated Debentures of such series. Any such consent or waiver by the registered Holder of this Subordinated Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Subordinated Debenture and of any Subordinated Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Subordinated Debenture.

  No reference herein to the Indenture and no provision of this Subordinated Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Subordinated Debenture at the time and place and at the rate and in the money herein prescribed.

  The Company shall have the right at any time during the term of the Subordinated Debentures from time to time to extend the interest payment period of such Subordinated Debentures for up to 20 consecutive quarters not to extend beyond the Maturity Date of the Subordinated Debentures (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Subordinated Debentures to the extent that payment of such interest is enforceable under applicable law). In the event that Pacific Telesis exercises this right to defer interest payments, then, prior to the payment of all accrued interest on outstanding Subordinated Debentures, (a) Pacific Telesis shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, (b) Pacific Telesis shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Pacific Telesis that rank pari passu with or junior to the Subordinated Debentures and (c) Pacific Telesis shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee); provided, however, that restriction (a) above does not apply to any stock dividends paid by Pacific Telesis where the dividend stock is the same stock as that on which the dividend is being paid. Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters and shall not extend beyond the Maturity Date of the Subordinated Debentures. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.

  The Company shall have the right, before the Maturity Date, to extend the Maturity Date no more than one time for up to an additional 19 years, provided that (a) the Company is not in bankruptcy or otherwise insolvent,
  (b) the Company is not in default on any Securities issued to a Pacific Telesis Trust or any trustee of such trust in connection with an issuance of Trust Securities by such trust, (c) the Company has made timely payments on the Subordinated Debentures for the immediately preceding six quarters without deferrals, (d) the Trust is not in arrears on payments of distributions on the Trust Securities of the Trust, and (e) the Subordinated Debentures are rated investment grade by a nationally recognized statistical rating organization.

  As provided in the Indenture and subject to certain limitations therein set forth, this Subordinated Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Subordinated Debenture for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation

                                       17











  thereto.
  Prior to due presentment for registration of transfer of this Subordinated Debenture, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Subordinated Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Subordinated Debenture Registrar shall be affected by any notice to the contrary.

  No recourse shall be had for the payment of the principal of or the interest on this Subordinated Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

  {The Subordinated Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof provided that this Global Subordinated Debenture is exchangeable for Subordinated Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Subordinated Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.} As provided in the Indenture and subject to certain limitations herein and therein set forth, Subordinated Debentures of this series so issued are exchangeable for a like aggregate principal amount of Subordinated Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same. All terms used in this Subordinated Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                  ARTICLE NINE
                    ORIGINAL ISSUE OF SUBORDINATED DEBENTURES

  SECTION 9.1.  Original Issue of Subordinated Debentures.

  Subordinated Debentures in the aggregate principal amount of $________ may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Subordinated Debentures to or upon the written order of the Company, signed by its Chairman, its President, its Chief Financial Officer, or any Executive Vice President or Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.


                                   ARTICLE TEN
                                  MISCELLANEOUS

  SECTION 10.1.  Ratification of Indenture.

  The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

  SECTION 10.2.  Trustee Not Responsible for Recitals.

  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

  SECTION 10.3.  Governing Law.

  This First Supplemental Indenture and each Subordinated Debenture shall be deemed to be a contract made under the internal laws of the State of California, and for all purposes shall be construed in accordance with the laws of said State.

                                       18











  SECTION 10.4.  Separability.
  In case any one or more of the provisions contained in this First Supplemental Indenture or in the Subordinated Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Subordinated Debentures, but this First Supplemental Indenture and the Subordinated Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

  SECTION 10.5.  Counterparts.

  This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested as of the day and year first above written.


                              PACIFIC TELESIS GROUP



                          By___________________________





  Attest:



  ________________________
     Secretary


                       The First National Bank of Chicago

                                   as Trustee



                         By_____________________________


  Attest:



  __________________________________
     Trust Officer






















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